Exhibit 99.1

RTW RETAILWINDS, INC. ANNOUNCES SUSPENSION OF TRADING ON NYSE;

COMMON STOCK now TRADing ON OTC PINK

FINAL: FOR RELEASE

New York, NY – July 7, 2020 – RTW Retailwinds, Inc. [NYSE:RTW], an omni-channel specialty apparel retail platform for powerful celebrity and consumer brands, today announced that on July 6, 2020, the Company received confirmation that the New York Stock Exchange (“NYSE”) will apply to the Securities and Exchange Commission to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the decision. Trading of the Company’s common stock on the NYSE was suspended on July 6, 2020. The Company does not intend to appeal the decision.

As a result, the Company’s trading of its common stock commenced on July 7, 2020 on the OTC Pink, under the symbol “RTWI.”

The Company’s transition to the OTC Pink does not affect the Company’s business operations, nor does it trigger any violation of its asset-based credit facility or other obligations.

As previously reported, on June 19, 2020, the Company received notice from the NYSE that the Company is non-compliant under Section 802.01B of the NYSE Listed Company Manual, as the result of the Company’s average market capitalization over a consecutive 30 trading-day period was less than $50 million and its stockholders’ equity was less than $50 million. As required by Section 802.02 of the NYSE Listing Rules, on June 25, 2020, the Company issued a press release disclosing the fact that it has fallen below the continued listing standard.

Given the Company’s challenging financial situation as a result of the significant downturn in business that is exacerbated by store closures due to COVID-19, the Company is unable to take advantage of the cure process specified in Section 802.02 of the NYSE Listing Rules. The Company has experienced substantial and recurring losses from operations. As such, the Company has been considering available options including restructuring its obligations or seeking protection under the bankruptcy laws. For further information regarding the Company’s financial position and results of operations, please see its Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as filed with the Securities and Exchange Commission on June 9, 2020.

About RTW Retailwinds

RTW Retailwinds, Inc. (together with its subsidiaries, the "Company") is a specialty women's omni-channel retailer with a powerful multi-brand lifestyle platform providing curated fashion solutions that are versatile, on-trend, and stylish at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate approximately 385 retail and outlet locations in 35 states while also growing a substantial eCommerce business. The Company's portfolio includes branded merchandise from New York & Company, Fashion to Figure, and Happy x Nature, and collaborations with Eva Mendes, Gabrielle Union and Kate Hudson. The Company's branded merchandise is sold exclusively at its retail locations and online at www.nyandcompany.com, www.fashiontofigure.com, www.happyxnature.com, and through its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com. Additionally, certain product, press releases and SEC filing information concerning the Company are available at the Company's website: www.nyandcompany.com.

Investor Relations Contact:

ICR, Inc.

(203) 682-8200

Allison Malkin

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements, are subject to various risks and uncertainties that could cause actual results to differ materially. Factors that could cause the Company's actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, (i) the risks associated with the spread of COVID-19 and its impact on the Company's sales and supply chain including the Company's store closures as a result therefrom and significant declines in revenues caused thereby, and that the Company has been considering available options including restructuring its obligations or seeking protection under the bankruptcy laws in which case there will likely not be any value distributed to its shareholders and its shares could be cancelled for no consideration; (ii) the Company's dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic; (iii) the Company's ability to anticipate and respond to fashion trends; (iv) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (v) changes in the cost of raw materials, distribution services or labor; (vi) the potential for economic conditions to negatively impact the Company's merchandise vendors and their ability to deliver products; (vii) the Company's ability to open and operate stores successfully; (viii) seasonal fluctuations in the Company's business; (ix) competition in the Company's market, including promotional and pricing competition; (x) the Company's ability to retain, recruit and train key personnel; (xi) the Company's reliance on third parties to manage some aspects of its business; (xii) the Company's reliance on foreign sources of production; (xiii) the Company's ability to protect its trademarks and other intellectual property rights; (xiv) the Company's ability to maintain, and its reliance on, its information technology infrastructure; (xv) the effects of government regulation; (xvi) the control of the Company by its largest shareholder and any potential change of ownership of the Company including the shares held by its largest shareholder; (xvii) the impact of tariff increases or new tariffs; (xviii) risks arising from the suspension of trading of the Company’s common stock on the NYSE; and (xix) those discussed under the heading "Item 1A. Risk Factors" in its Annual Report on Form 10-K. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.